Exhibit 99.1

Intermolecular Announces Third Quarter 2012 Financial Results

Collaborative Development Programs Broaden and Drive Rapid Development of IP

SAN JOSE, Calif., October 25, 2012 — Intermolecular, Inc. (Nasdaq: IMI)—accelerating research and development (R&D) for semiconductor and clean energy industries—today announced results for its third quarter ended September 30, 2012.

Revenue for the third quarter of 2012 was $16.5 million, representing 11% growth on a year-over-year basis. Collaborative development program (or CDP) revenue was $12.5 million for the quarter, compared to $10.3 million in the prior year, reflecting the ramp of the Company’s development program for advanced logic semiconductors, a performance incentive resulting from the successful completion of a micro-CDP program, and the initiation of new customer engagements for clean energy applications. Licensing and royalty revenue was $3.2 million, compared to $3.8 million for the same period a year ago. Workflow product revenue of $0.8 million included sales of elements of the Company’s High Productivity Combinatorial (HPC) platform and Informatics. This compared to $0.7 million reported in the year-ago period.

For the third quarter of 2012, the Company reported a net loss of $(0.1) million or $(0.00) per share, compared to a net loss of $(2.8) million, or $(0.49) per share for the third quarter of 2011. Net loss for the third quarter of 2011 included a $(1.6) million expense associated with the accretion of convertible, redeemable preferred shares, equivalent to $(0.27) per share.

Intermolecular reports revenue, costs of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share in accordance with GAAP and additionally on a non-GAAP basis.  A reconciliation of the non-GAAP financial measures with the most directly comparable GAAP measures, as well as a description of the items excluded from the non-GAAP measures, is included in the financial statements portion of this press release.

On a non-GAAP basis, the Company reported net income of $0.8 million or $0.02 per diluted share, compared to net income of $0.4 million, or $0.01 per diluted share in the third quarter of 2011.

“We are pleased with the technical, operational and financial performance the Company achieved in the third quarter,” said David Lazovsky, President and CEO of Intermolecular. “Key milestones in the third quarter include IBM leveraging our HPC Platform to benefit its technology development alliance with GLOBALFOUNDRIES, and the rapid development of PV intellectual property with First Solar that exceeded customer expectations.  Our Collaborative Development Programs continue to make technical progress, which improves visibility on IP licensing and royalty growth in our business.”

Cash flows from operations for the third quarter of 2012 were $0.2 million, and represented the third consecutive quarter of positive cash flows from operations. The Company invested $1.9 million in capital expenditures in the third quarter, and ended the quarter with cash and investments of $80.4 million.

Outlook for Fourth Quarter 2012

The following statements are based on current expectations for the fourth quarter of 2012.

•                  The Company projects revenue in the range of $16.5 to $17.0 million.  This revenue projection includes $13.8 million from reported backlog as of September 30, 2012.

•                  Non-GAAP net income, which excludes stock-based compensation expense, is projected between a non-GAAP net income of $1.0 million to a non-GAAP net income of $1.5 million or between $0.02 to $0.03 per share, on approximately 48 million diluted shares outstanding.

Conference Call Today

Intermolecular will hold a conference call at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today with David Lazovsky, President and Chief Executive Officer, and Peter Eidelman, Chief Financial Officer, to discuss third quarter 2012 results.

The call can be accessed by dialing (877) 251-1860; international callers should dial (224) 357-2386. Please dial-in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Intermolecular’s Website at http://ir.intermolecular.com for up to 30 days after the call.

About Intermolecular, Inc.

Intermolecular® has pioneered a proprietary approach to accelerate research and development, innovation, and time-to-market for the semiconductor and clean energy industries. The approach consists of the Company’s proprietary High Productivity Combinatorial (HPCTM) platform, coupled with its multi-disciplinary team. Through paid collaborative development programs (CDPs) with its customers, Intermolecular develops proprietary technology and intellectual property for its customers focused on advanced materials, processes, integration and device architectures. Founded in 2004, Intermolecular is based in San Jose, California. “Intermolecular” and the Intermolecular logo are registered trademarks; and “HPC” is a trademark of Intermolecular, Inc.; all rights reserved. Learn more at www.intermolecular.com.

Forward-Looking Statements

Statements made in this press release and the earnings call referencing the press release that are not statements of historical fact are forward-looking statements. Forward-looking statements are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to, but are not limited to, expectations regarding our revenue, net income and backlog; our prospects for increased volume-based royalties from multiple customers; our ability to manage operating expenses and generate positive cash flow from operations; technical progress under our collaborative development programs with our customers; expectations of customers with respect to implementation of their technology roadmaps (including timing), and successful volume manufacturing and commercialization of products that incorporate Intermolecular technology; the impact of IBM leveraging our HPC platform; our ability to expand our presence in high-performance, advanced logic markets; the opportunity for the Company and Micron to work together in the future; the impact of our development tools on the capabilities of ATMI’s new development center in Korea; our ability to achieve future technological success in clean energy markets; and the potential for new CDPs and extension and expansion of existing CDPs in 2013 in both semiconductor and clean energy markets. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to: our ability to execute on our strategy, prove our business model and remain technologically competitive in rapidly evolving industry conditions; the ability of our customers to achieve their announced product roadmaps in a timely manner; the extent to which we are able to successfully extend and expand relationships with existing customers;  commercial acceptance of our HPC platform and methodology as effective R&D tools; our ability to achieve positive cash flow on a consistent basis and other risks described in our 2011 Form 10-K and our subsequent Forms 10-Q, as filed with the SEC and available at www.sec.gov, particularly in the sections titled “Risk Factors.” Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. Accordingly, investors should not place undue reliance on any forward-looking statements.

Intermolecular, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Revenue:
Collaborative development program and services revenue	$12,481	$10,349	$35,836	$26,169
Product revenue	760	678	3,495	2,038
Licensing and royalty revenue	3,248	3,847	10,053	10,491
Total revenue	16,489	14,874	49,384	38,698
Cost of revenue	7,204	6,676	21,866	17,999

Gross profit	9,285	8,198	27,518	20,699

Operating expenses:
Research and development	5,174	5,113	16,002	14,601
Sales and marketing	1,322	1,249	3,834	3,229
General and administrative	2,650	2,231	8,190	6,156

Total operating expenses	9,146	8,593	28,026	23,986

Operating income (loss)	139	(395)	(508)	(3,287)
Interest (expense) income, net	(255)	6	(754)	16
Other income (expense), net	10	(839)	16	(1,174)
Loss before provision for income taxes	(106)	(1,228)	(1,246)	(4,445)
Income tax provision	6	6	12	19
Net loss	(112)	(1,234)	(1,258)	(4,464)
Accretion on redeemable convertible preferred stock	—	(1,565)	—	(8,660)

Net loss attributable to common stockholders	$(112)	$(2,799)	$(1,258)	$(13,124)

Basic and diluted net loss per common share	$(0.00)	$(0.49)	$(0.03)	$(2.30)

Shares used in basic and diluted net loss per common share	43,279	5,751	42,725	5,717

Intermolecular, Inc.

Condensed Consolidated Balance Sheets

(In thousands, Unaudited)

	As of September 30,	As of December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$78,715	$81,002
Marketable securities	1,701	—
Total cash, cash equivalents and marketable securities	80,416	81,002
Accounts receivable, net	5,592	11,162
Inventory, current portion	1,561	—
Prepaid expenses and other current assets	858	1,763
Total current assets	88,427	93,927

Inventory, net of current portion	3,004	2,532
Property and equipment, net	23,131	25,128
Intangible assets, net	6,214	6,067
Other assets	162	160

Total assets	$120,938	$127,814

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,185	$1,079
Accrued compensation and employee benefits	2,853	2,452
Deferred revenue, current portion	2,926	11,168
Accrued liabilities	2,981	3,759
Note payable, current portion	945	804
Total current liabilities	10,890	19,262

Note payable, net of current portion	25,800	26,514
Deferred revenue, net of current portion	—	716
Other long-term liabilities	889	1,149
Total liabilities	37,579	47,641

Stockholders’ equity:
Common stock	44	42
Additional paid-in capital	185,122	180,680
Accumulated deficit	(101,807)	(100,549)
Total stockholders’ equity	83,359	80,173

Total liabilities and stockholders’ equity	$120,938	$127,814

Intermolecular, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities:
Net loss	$(1,258)	$(4,464)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,865	5,239
Stock-based compensation	2,687	1,803
Impairment of long-lived assets	949	—
Revaluation of preferred stock warrant liability	—	694
Revaluation of derivative liability	—	609
Common stock warrant charge (contra revenue)	—	312
Loss on disposal of property and equipment	—	65
Changes in operating assets and liabilities:
Prepaid expenses and other assets	912	(4,682)
Inventory	(1,233)	36
Accounts receivable	5,526	(3,024)
Accounts payable	(364)	(468)
Accrued and other liabilities	(580)	5,393
Deferred revenue	(9,714)	(11,812)
Net cash provided by (used in) operating activities	2,790	(10,299)
Cash flows from investing activities:
Purchase of short-term investments	(2,201)	(750)
Redemption of short-term investments	500	—
Purchase of property and equipment	(3,760)	(8,026)
Capitalized intangible assets	(776)	(472)
Net cash used in investing activities	(6,237)	(9,248)
Cash flows from financing activities:
Payment of debt	(573)	—
Proceeds from exercise of common stock options	1,733	362
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	—	24,882
Net cash provided by financing activities	1,160	25,244
Net (decrease) increase in cash and cash equivalents	(2,287)	5,697
Cash and cash equivalents at beginning of period	81,002	23,064
Cash and cash equivalents at end of period	$78,715	$28,761

Non-GAAP Financial Measures

To supplement the financial data presented on a GAAP basis, we also disclose certain non-GAAP financial measures, which exclude the effect of stock-based compensation and, for certain 2011 periods, a common stock warrant charge against revenue and preferred stock warrant and derivative charges. These non-GAAP financial measures are not prepared in accordance with GAAP, do not serve as an alternative to GAAP and may be calculated differently than non-GAAP financial information disclosed by other companies. These results should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. We believe that our non-GAAP financial information provides useful information to management and investors regarding financial and business trends relating to our financial condition and results of operations because the non-GAAP measures exclude charges that management considers to be outside of Intermolecular’s core operating results. We believe that the non-GAAP measures of revenue, cost of revenue, gross margin, operating income (loss), net income (loss) and earnings (loss) per share, viewed in combination with our financial results calculated in accordance with GAAP, provide investors with additional perspective and a more meaningful understanding of our ongoing operating performance. In addition, management uses these non-GAAP measures to review and assess the financial performance of the Company, to determine executive officer incentive compensation and to plan and forecast performance in future periods.

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts, Unaudited)

	Three Months Ended September 30, 2012
	GAAP Results	Stock-based Compensation	Non-GAAP Results

Revenue:

Collaborative development program and services revenue	$12,481	$—	$12,481
Product revenue	760	—	760
Licensing and royalty revenue	3,248	—	3,248
Total revenue	16,489	—	16,489
Cost of revenue (a)	7,204	(250)	6,954
Gross profit	9,285	250	9,535

Operating expenses:
Research and development (a)	5,174	(212)	4,962
Sales and marketing (a)	1,322	(199)	1,123
General and administrative (a)	2,650	(272)	2,378
Total operating expenses	9,146	(683)	8,463

Operating income	139	933	1,072
Interest (expense) income, net	(255)	—	(255)
Other income (expense), net	10	—	10
(Loss) income before provision for income taxes	(106)	933	827
Income tax provision	6	—	6
Net (loss) income	$(112)	$933	$821

Basic net (loss) income per common share	$(0.00)		$0.02
Diluted net (loss) income per common share	$(0.00)		$0.02

Shares used in basic net (loss) income per common share	43,279		43,279

Shares used in diluted net (loss) income per common share	43,279		47,586

(a)          Stock-based Compensation reflects expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts, Unaudited)

	Nine Months Ended September 30, 2012
	GAAP Results	Stock-based Compensation	Non-GAAP Results

Revenue:

Collaborative development program and services revenue	$35,836	$—	$35,836
Product revenue	3,495	—	3,495
Licensing and royalty revenue	10,053	—	10,053
Total revenue	49,384	—	49,384
Cost of revenue (a)	21,866	(780)	21,086
Gross profit	27,518	780	28,298

Operating expenses:
Research and development (a)	16,002	(642)	15,360
Sales and marketing (a)	3,834	(550)	3,284
General and administrative (a)	8,190	(715)	7,475
Total operating expenses	28,026	(1,907)	26,119

Operating (loss) income	(508)	2,687	2,179
Interest (expense) income, net	(754)	—	(754)
Other income (expense), net	16	—	16
(Loss) income before provision for income taxes	(1,246)	2,687	1,441
Provision for income taxes	12	—	12

Net (loss) income	$(1,258)	$2,687	$1,429

Basic net (loss) income per common share	$(0.03)		$0.03

Diluted net (loss) income per common share	$(0.03)		$0.03

Shares used in basic net (loss) income per common share	42,725		42,725

Shares used in diluted net (loss) income per common share	42,725		47,422

(a)   Stock-based Compensation reflects expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

Intermolecular, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts and percentages, Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

GAAP revenue	$16,489	$14,874	$49,384	$38,698
Common stock warrant charge (contra revenue) (a)	—	—	—	312
Non-GAAP revenue	$16,489	$14,874	$49,384	$39,010

GAAP cost of net revenue	$7,204	$6,676	$21,866	$17,999
Stock-based compensation expense (b)	(250)	(185)	(780)	(418)
Non-GAAP cost of net revenue	$6,954	$6,491	$21,086	$17,581

GAAP gross profit	$9,285	$8,198	$27,518	$20,699
Common stock warrant charge (contra revenue) (a)	—	—	—	312
Stock-based compensation expense (b)	250	185	780	418
Non-GAAP gross profit	$9,535	$8,383	$28,298	$21,429

As a percentage of net revenue:
GAAP gross margin	56.3%	55.1%	55.7%	53.5%
Non-GAAP gross margin	57.8%	56.4%	57.3%	54.9%

GAAP operating income (loss)	$139	$(395)	$(508)	$(3,287)
Common stock warrant charge (contra revenue) (a)	—	—	—	312
Stock-based compensation expense (b):
- Cost of net revenue	250	185	780	418
- Research and development	212	136	642	327
- Sales and marketing	199	324	550	627
- General and administrative	272	176	715	431
Non-GAAP operating income (loss)	$1,072	$426	$2,179	$(1,172)

GAAP net loss attributable to common stockholders	$(112)	$(2,799)	$(1,258)	$(13,124)
Stock-based compensation expense (b)	933	821	2,687	1,803
Preferred stock warrant and derivative charges (c)	—	848	—	1,303
Common stock warrant charge (contra revenue) (a)	—	—	—	312
Accretion on redeemable convertible preferred stock	—	1,565	—	8,660
Non-GAAP net income (loss) attributable to common stockholders	$821	$435	$1,429	$(1,046)

Shares used in computing Non-GAAP basic earnings per share (d)	43,279	5,751	42,725	5,717

Shares used in computing Non-GAAP diluted earnings per share (d)	47,586	41,567	47,422	5,717

Non-GAAP earnings per share:
Basic net income (loss) per common share	$0.02	$0.08	$0.03	$(0.18)

Diluted net income (loss) per common share	$0.02	$0.01	$0.03	$(0.18)

(a) Reduction in revenue as a result of common stock warrants issued in connection with a customer agreement.

(b) Reflects the stock-based compensation expense recorded relating to stock based awards. The Company excludes this item when it evaluates the continuing operational performance of the Company, as management believes this GAAP measure is not indicative of its core operating performance.

(c) Changes in fair value of our preferred stock warrant prior to its exercise in connection with our initial public offering and the revaluation of our derivative liability prior to the consummation of the asset purchase transaction with Symyx Technologies, Inc.

(d) Increase in share count year over year includes the conversion of preferred shares to common in connection with the Company’s initial public offering in November 2011 as well as new shares issued as part of the Company’s Series E Preferred Stock financing and the Company’s initial public offering completed in 2011.

CONTACTS:

Press Contact
Ed Korczynski
Intermolecular, Inc.
Marketing Communications Director
edk@intermolecular.com
+1.408.582.5629

Investor Contact
Gary Hsueh
Intermolecular, Inc.
Sr. Director of Corporate Development and Investor Relations
gary.hsueh@intermolecular.com
+1.408.582.5635